Exhibit 4.21

SECOND AMENDMENT TO LOAN AGREEMENT

SECOND AMENDMENT TO LOAN AGREEMENT, dated as January 5, 2021 (as amended, amended and restated, supplemented, or otherwise modified from time to time, this “Amendment”), made by and among ProQR Therapeutics N.V., a company incorporated in the Netherlands (the “Company”), ProQR Therapeutics Holding B.V., a company incorporated in the Netherlands and each of their Subsidiaries from time to time party hereto (collectively, “Borrower”), Kreos Capital VI (UK) Limited, a company incorporated in England and Wales under registration number 11535385 whose registered office is at Amf Building, 25 Old Burlington Street, London W1S 3AN (the “Incremental Lender”), Pontifax Medison Finance (Israel) L.P. (“Pontifax Israel”), Pontifax Medison Finance (Cayman) L.P. (“Pontifax Cayman” and together with Pontifax Israel, the “Initial Lenders” and collectively with the Incremental Lender, “Lender”) and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and each Lender party to the Loan Agreement (as defined below) (in such capacity, “Agent”).  Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement (as defined below) as amended hereby.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of July 14, 2020 (as amended by that certain Joinder and First Amendment to Loan Agreement and Joinder to Registration Rights Agreement dated August 4, 2020, by and among Borrower, the Initial Lenders, the Incremental Lender and Agent, and as further amended, amended and restated, supplemented or otherwise modified from time to time, prior to the date hereof, the “Existing Loan Agreement”, and as amended hereby, the “Loan Agreement”), by and among Borrower, the Initial Lenders and the other financial institutions or entities from time to time parties to the Loan Agreement, as lenders and Agent; and

WHEREAS, Borrower and Lender wish to extent the availability periods for the Late Withdrawal Loan and the Late Withdrawal Euro Loan; and

WHEREAS, the provisions of clause 1.3 (Dutch Terms) of the Existing Loan Agreement and Loan Agreement (as applicable) apply to this Amendment as though they were set out in full in this Amendment, except that references to the Existing Loan Agreement or Loan Agreement (as applicable) are to be construed as references to this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Loan Agreement.

1.1.Amendments to Loan Agreement. Subject to Section 2 below:

(a)Section 2.1(c) is amended by deleting the following sentence:

“The Late Withdrawal Loan shall be available for withdrawal during a period of 19 months from the Closing Date  subject to Borrower’s achievement of the following milestone by no later than December 31, 2021: (i) Either the 421a product commences a phase II trial or the 1123 product commences a phase III trial or (ii) Borrower receives data from the phase III trial of Sepofarsen that Borrower reasonably believes supports the submission of marketing applications for approval with applicable regulatory authorities, including the U.S. Food and Drug Administration (either of (i) or (ii) separately, the “Milestone”) (the period commencing with achievement of the Milestone and terminating on the date that is 19 months from the Closing Date, the “Late Withdrawal Loan Period”).”

and replacing it with:

“The Late Withdrawal Loan shall be available for withdrawal during a period of 24 months from the Closing Date subject to Borrower’s achievement of the following milestone by no later than June 30, 2022: (i) Either the 421a product commences a phase II trial or the 1123 product commences a phase III trial or (ii) Borrower receives data from the phase III trial of Sepofarsen that Borrower reasonably believes supports the submission of marketing applications for approval with applicable regulatory authorities, including the U.S. Food and Drug Administration (either of (i) or (ii) separately, the “Milestone”) (the period commencing with achievement of the Milestone and terminating on the date that is 24 months from the Closing Date, the “Late Withdrawal Loan Period”).”

(b)Sections 2.1(d)(iii) of the Loan Agreement is hereby amended by deleting the following sentence:

“The Late Withdrawal Euro Loan shall be available for withdrawal during a period of 19 months from the Closing Date subject to Borrower’s achievement of the Milestone (as defined in Section 2.1(c)) (the period commencing with achievement of the Milestone and terminating on the date that is 19 months from the Closing Date, the “Late Withdrawal Euro Loan Period”).”

and replacing it with:

“The Late Withdrawal Euro Loan shall be available for withdrawal during a period of 24 months from the Closing Date subject to Borrower’s achievement of the Milestone (as defined in Section 2.1(c)) (the period commencing with achievement of the Milestone and terminating on the date that is 24 months from the Closing Date, the “Late Withdrawal Euro Loan Period”).”

SECTION 2. Conditions of Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution and delivery to Agent of this Amendment by each party hereto.

SECTION 3.  Loan Document.  This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement.

SECTION 4.  Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

SECTION 5.  Entire Agreement.  This Amendment and each other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 6.  Severability.  Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.  If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

SECTION 7.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.  Governing Law; Venue.  The provisions of Sections 11.8, 11.9 and 11.10 of the Loan Agreement apply to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the day and year first above written.

LENDER:

PONTIFAX MEDISON FINANCE (ISRAEL) L.P.

By:	/s/Shlomo (Momi) Karako
Name: Shlomo (Momi) Karako
Title: Partner

PONTIFAX MEDISON FINANCE (CAYMAN) L.P.

By:	/s/Shlomo (Momi) Karako
Name: /s/Shlomo (Momi) Karako
Title: Partner

KREOS CAPITAL VI (UK) LIMITED

By:	/s/Aris Constantinides
Name: Aris Constantinides
Title: Director

AGENT:

PONTIFAX MEDISON FINANCE GP, L.P.

By:	/s/Shlomo (Momi) Karako
Name: /s/Shlomo (Momi) Karako
Title: Partner

[Signatures Continue on the Following Page]

BORROWER:

ProQR Therapeutics N.V.		ProQR Therapeutics Holding B.V.

/s/ Daniel de Boer		/s/ Daniel de Boer
By:	Daniel de Boer	By:	Daniel de Boer
Title:	CEO	Title:	CEO

ProQR Therapeutics I B.V.		ProQR Therapeutics I Inc.

/s/ Daniel de Boer		/s/ Daniel de Boer
By:	Daniel de Boer	By:	Daniel de Boer
Title:	CEO	Title:	CEO

ProQR Therapeutics II B.V.		ProQR Therapeutics III B.V.

/s/ Daniel de Boer		/s/ Daniel de Boer
By:	Daniel de Boer	By:	Daniel de Boer
Title:	CEO	Title:	CEO

ProQR Therapeutics IV B.V.		ProQR Therapeutics VI B.V.

/s/ Daniel de Boer		/s/ Daniel de Boer
By:	Daniel de Boer	By:	Daniel de Boer
Title:	CEO	Title:	CEO

ProQR Therapeutics VII B.V.		ProQR Therapeutics VIII B.V.

/s/ Daniel de Boer		/s/ Daniel de Boer
By:	Daniel de Boer	By:	Daniel de Boer
Title:	CEO	Title:	CEO